Exhibit 4.6

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                          AMENDMENT TO ESCROW AGREEMENT



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                          AMENDMENT TO ESCROW AGREEMENT


         THIS AMENDMENT TO ESCROW AGREEMENT, is made and entered into this 14th day of January, 1999, by and between PSB BancGroup, Inc. ("PSB"), the Independent Bankers' Bank of Florida ("escrow agent") and Meridian Asset Management, Inc. ("sales agent").

         WHEREAS, the parties entered into that certain escrow agreement, dated January 6, 1998 ("Agreement");

         WHEREAS, the parties mutually desire and deem it necessary to amend the Agreement in certain respects and to add Meridian Asset Management, Inc. as a party to the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Except as otherwise defined in this amendment, terms defined in the Agreement are used herein as defined therein.

     2. Amendment to Section 9. The parties hereby agree to delete Section 9 of the Agreement and replace it with the following:

                (9) Pending disposition of the subscription funds under this Agreement, the escrow agent will invest collected subscription funds, in $1,000.00 increments above the maintained balance of $50,000.00, in short-term obligations of the United States Treasury or United States Government Agencies or in short-term insured certificates of deposit.

     3. Addition of Party. Meridian Asset Management, Inc. ("MAM, Inc.") is hereby added as a party to this Agreement. The parties agree that this Agreement may not be amended without the written consent of PSB, escrow agent and the sales agent.

     4. Miscellaneous. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with the law of the State of Florida. This Amendment may be executed in counterparts.

    IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Amendment as of the date first written above.

                                        PSB BANCGROUP, INC.


                                        By:    /s/ Robert W. Woodard
                                            ------------------------
                                        Its:       President
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                                        INDEPENDENT BANKERS' BANK OF FLORIDA


                                        By:    /s/ James H. McKillop
                                            ------------------------
                                        Its:   Senior Vice President
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                                        MERIDIAN ASSET MANAGEMENT, INC.


                                        By:    /s/ Robin R. McEachin
                                            ------------------------
                                        Its:          President
                                            ------------------------